Exhibit (25)(n)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Tri-Continental Corporation:

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statements of assets and liabilities, including the portfolios of investments, and the statements of capital stock and surplus of Tri-Continental Corporation as of December 31, 2008, and the related statements of operations for the year then ended and the statement of changes in net investment assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. Such financial statements and financial highlights and our report thereon are incorporated by reference in Tri-Continental Corporation’s annual report on Form N-CSR for the year ended December 31, 2008 and in this Prospectus.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the statements of assets and liabilities, including the portfolios of investments, and the statements of capital stock and surplus of Tri-Continental Corporation as of December 31 for each of the five years in the period ended December 31, 2003, and the related statements of operations and of changes in net investment assets, and the financial highlights for each of the years then ended (none of which are presented herein); and we expressed unqualified opinions on those financial statements. In our opinion, the information appearing on page 9 of the Prospectus, under the caption “Senior Securities - $2.50 Cumulative Preferred Stock”, for each of the ten years in the period ended December 31, 2008, is fairly stated in all material respects in relation to the financial statements from which it has been derived.

Deloitte & Touche LLP

New York, New York

February 27, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-104669 on Form N-2 of our report dated February 27, 2009, relating to the financial statements and financial highlights of Tri-Continental Corporation appearing in the Annual Report on Form N-CSR of Tri-Continental for the year ended December 31, 2008, and to our report dated February 27, 2009, relating to “Financial Highlights – Senior Securities - $2.50 Cumulative Preferred Stock” appearing the Statement of Additional Information, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

April 9, 2009